UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 9, 2011

Date of earliest event reported: August 8, 2011

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Constellation-Related Announcement

On August 8, 2011, PostRock Energy Corporation (Nasdaq: PSTR) (“PostRock”) announced that it had purchased a majority of Constellation Energy Group, Inc.’s (NYSE: CEG) (“Constellation” or “CEG”) interests in Constellation Energy Partners LLC (“CEP” or the “Company”). PostRock announced that it had acquired all 485,065 Class A units and 3,128,670 Class B common units in the transaction, in aggregate representing a 14.9% interest in CEP. In the transaction, PostRock stated that it had received the right to appoint two Class A managers to CEP’s board of managers.

PostRock further announced that Constellation received consideration of $6.6 million of cash, 1 million shares of PostRock common stock and warrants to acquire an additional 673,822 shares of PostRock common stock, with 224,607 warrants exercisable for one year at an exercise price of $6.57 a share, 224,607 warrants exercisable for two years at $7.07 a share and 224,608 warrants exercisable for three years at $7.57 a share. PostRock stated that the cash portion of the consideration was funded with borrowings on its bank facility.

Prior to the announced transaction, Constellation held all 485,065 Class A units and 5,918,894 Class B common units in CEP. Constellation currently retains 2,790,224 Class B common units (or an 11.5% interest in CEP) and all of the Class C management incentive interests and Class D interests in CEP.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: August 9, 2011	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Treasurer